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EXHIBIT 23.1

                  CONSENT OF MICHAEL JOHNSON & COMPANY LLC


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related Prospectus of Shogun Consulting, Inc. for the registration of 2,250,000 shares of its common stock and to the incorporation by reference therein of our report dated October 25, 2000, with respect to the financial statements of Shogun Consulting, Inc. for the period June 8, 1998 through December 31, 1999.


                              /s/ Michael Johnson & Company LLC
                              MICHAEL JOHNSON & COMPANY LLC

Denver, Colorado
November 28, 2000


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